Exhibit 10.3

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

2012 EQUITY INCENTIVE PLAN

EXECUTIVE PERFORMANCE UNIT AGREEMENT

1. Grant of Performance Units. Seagate Technology Public Limited Company, a public company incorporated under the laws of the Republic of Ireland with limited liability (the “Company”), hereby grants to you (the Participant named in Section 2 below) the number of Performance Units set forth in Section 2 below subject to the terms and conditions of the Seagate Technology Public Limited Company 2012 Equity Incentive Plan, as may be amended from time to time and including any exhibits thereto (the “Plan”) and this Performance Unit Agreement, including any exhibits hereto (the “Agreement”) (collectively, the “Award”). In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern. Unless otherwise defined in this Agreement, any capitalized term used in this Agreement shall have the meaning assigned to such term in the Plan.

2. Award Terms. Subject to further detail included in this Agreement, the key terms related to the Award are as follows:

(a) Participant.

(b) Global ID Number.

(c) Date of Grant.

(d) Grant Number.

(e) Vesting Commencement Date.

(f) Number of Performance Units.

(g) Vesting Schedule. As set forth in Schedule A attached hereto.

3. Vesting and Settlement.

(a) Subject to the limitations contained herein, the Performance Units will vest as provided in Schedule A attached hereto

(b) Upon the vesting of any Performance Units, as promptly as is reasonably practicable (but in any event no later than March 15 of the calendar year following the calendar year of vesting), Shares (which shall be fully paid up) shall be issued to you, and the Company shall deliver to you appropriate documentation evidencing the number of Shares issued in settlement of such vested Performance Units. However, the settlement of the Performance Units shall be conditioned upon your making adequate provision for Tax-Related Items, as discussed in Section 7 below.

4. Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from such registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon vesting of the Performance Units prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign law or under rulings or regulations of the U.S. Securities and Exchange Commission or of any other governmental regulatory body, or prior to the obtaining of any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.

5. Shareholder Rights. You shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of the Shares subject to the Performance Units unless and until such Shares have been issued by the Company to you. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article 12 of the Plan.

6. Transferability. The Performance Units may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by you other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

7. Responsibility for Taxes.

(a) Regardless of any action the Company or any of its Affiliates take with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Affiliate, if any. You further acknowledge that the Company and/or the Affiliate (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Performance Units, the issuance of Shares, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Subject to Sections 7(c) and (d) below, your acceptance of this Agreement constitutes your instruction and authorization to your brokerage firm (or, in the absence of a designated brokerage firm, any brokerage firm determined acceptable to the Company for such purpose) to sell on your behalf the number of whole Shares from those Shares issuable to you upon settlement of the Performance Units as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy any applicable withholding obligation for Tax-Related Items. Such Shares will be sold on the day the Tax-Related Items are determined or as soon thereafter as practicable. You will be responsible for all brokers’ fees and other costs of sale, which fees and costs may be deducted from the proceeds of the foregoing sale of Shares, and you agree to indemnify and hold the Company and any brokerage firm selling such Shares harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed your Tax-Related Items, such excess cash will be deposited into the securities account established with the brokerage firm for the settlement of your Performance Units. You acknowledge that the broker or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy your Tax-Related Items.

(c) At any time before any taxable or tax withholding event, the Committee may, in its sole discretion, determine that the Company or the Affiliate will satisfy any tax withholding obligation with respect to the Tax-Related Items by withholding Shares to be issued upon vesting of the Performance Units. To the extent the Committee makes such a determination, you hereby authorize the Company to withhold Shares otherwise issuable upon vesting of the Performance Units having a Fair Market Value on the date of vesting equal to the amount sufficient to satisfy the Tax-Related Items.

(d) In the event that, in the reasonable determination of the Company and/or its Affiliate, such tax withholding by the sale or withholding of Shares as described in Sections 7(b) and (c) above is problematic under applicable tax or securities law or has materially adverse accounting consequences, you authorize the Company and/or the Affiliate to satisfy any applicable withholding obligation for Tax-Related Items by withholding from your wages or other cash compensation paid to you by the Company and/or the Affiliate, within legal limits, or by requiring you to tender a cash payment to the Company or the Employer in the amount of the Tax-Related Items.

(e) Depending on the withholding method, the Company or an Affiliate may, if necessary, withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including up to maximum applicable rates, in which case I may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the obligation for the Tax-Related Items is satisfied by withholding in Shares as described in Section 7(c) above, for tax purposes, you will be deemed to have been issued the full number of Shares subject to the Performance Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of your participation in the Plan.

(f) The Company or the Affiliate may refuse to issue or deliver the Shares or the proceeds of the sale of Shares unless and until you have complied with your obligations related to the Tax-Related Items described in this Section 7.

8. Nature of the Award. In accepting the Award, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be amended, suspended or terminated by the Company at any time;

(b) the Award is voluntary and occasional and does not create any contractual or other right to receive future awards of Performance Units, or benefits in lieu of Performance Units, even if Performance Units have been awarded repeatedly in the past;

(c) all decisions with respect to future Performance Unit awards, if any, will be at the sole discretion of the Company;

(d) you are voluntarily participating in the Plan;

(e) your participation in the Plan will not create a right to employment and shall not interfere with the ability of the Company or any Affiliate to terminate your Continuous Service at any time;

(f) the Award and any Shares subject to the Award, and the income and value of the same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or any Affiliate, and which is outside the scope of your employment or service contract or consulting arrangement, if any;

(g) the Award and any Shares subject to the Award, and the income and value of the same, are not intended to replace any pension rights or compensation;

(h) the Award and any Shares subject to the Award are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, or any Affiliate;

(i) the Award will not be interpreted to form an employment or service contract or relationship with the Company or any Affiliate;

(j) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(k) no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of your Continuous Service (regardless of the reason for the termination and whether or not the termination is in breach of any employment law in the country where you reside, even if such law is otherwise applicable to your employment benefits, and whether or not such termination is later found to be invalid); and

(l) unless otherwise agreed with the Company, the Award and the Shares subject to the Award, and the income and value of the same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate of the Company; and

(m) for purposes of the Award, your Continuous Service will be considered terminated as of the date you are no longer actively employed by and/or providing services to the Company or an Affiliate, as applicable; your right, if any, to vest in the Performance Units under the Plan after termination of Continuous Service (regardless of whether the termination is in breach of any employment law in the country where you reside, even if such law is otherwise applicable to your employment benefits, and whether or not such termination is later found to be invalid) will be measured by the date you cease to be actively employed and/or actively providing services and will not be extended by any notice period mandated under any employment law in the country where you reside, even if such law is otherwise applicable to your employment benefits (e.g., active employment would not include a period of “garden leave” or similar period); the Committee, in its sole discretion, shall determine when you are no longer actively employed for purposes of the Award (including whether you may still be considered actively employed while on a leave of absence).

9. No Advice Regarding Grant. The Company and its Affiliates are not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

10. Data Privacy. You hereby explicitly and unambiguously consent to the collection, use, processing and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Award materials by and among, as applicable, the Company and its Affiliates (whether inside or outside the European Economic Area) for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and its Affiliates may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Performance Units or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

You understand that Data will be transferred to a brokerage firm or share plan service provider designated by the Company which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative. You authorize the Company, any Company-designated brokerage firm or share plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain, process and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if later you seek to revoke your consent, your employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you the right to purchase Shares under the Plan or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

11. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request that you consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an online or electronic system established and maintained by the Company or any third party designated by the Company.

12. Notices. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Any such notices from the Company to you may also be delivered to you through the Company’s electronic mail system (during your Continuous Service) or at the last email address you provided to the Company (after termination of your Continuous Service).

13. Choice of Law and Venue. The Award is governed by, and subject to, the laws of the State of California, without regard to such state’s conflict of laws rules, as provided in the Plan. fFor purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award is made and/or to be performed.

14. Country-Specific Provisions. The Award shall be subject to any special provisions set forth in Exhibit A for your country, if any. If you relocate to one of the countries included in Exhibit A during the life of the Award or while holding Shares acquired upon vesting of the Performance Units, the special provisions for such country shall apply to you, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with applicable laws with regard to the acquisition, issuance or sale of the Shares or facilitate the administration of the Plan. Exhibit A constitutes part of this Agreement.

15. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Award and the Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable laws with regard to the acquisition, issuance or sale of the Shares or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

16. Insider Trading Restrictions/Market Abuse Laws. Without limitation to any specific information stated in Exhibit A, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell Shares or rights to Shares (e.g., Awards) under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You are responsible for ensuring compliance with any applicable restrictions. You should consult your personal legal advisor on this matter.

17. Foreign Asset/Account Reporting; Exchange Controls. Without limitation to any specific information stated in Exhibit A, you acknowledge that your country may have certain foreign asset and/or account reporting requirements and/or exchange controls which may affect your ability to purchase or hold Shares subject to the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside my country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker and/or within a certain time after receipt. You further acknowledge that it is your responsibility to be compliant with such regulations, and that you should consult your personal legal advisor for any details.

18. Waiver. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other participant.

19. Recoupment.

(a) Compensation Recovery for Fraud and Misconduct Policy. You hereby acknowledge and agree that to the extent you are or become subject to the Seagate Technology Public Limited Company Compensation Recovery for Fraud and Misconduct Policy, as amended from time to time (the “Compensation Recovery Policy”), the terms and conditions of the Policy are hereby incorporated by reference into this Agreement and shall apply to (a) the Award, (b) each outstanding share award granted or issued to you (pursuant to which Shares may be issued or payments deriving their value from the Shares may be made), and (c) the gain received in connection with the vesting, exercise and/or issuance of any share award (i.e., the market value of the Shares on the vesting, exercise and/or issuance date, as applicable, less (i) any price paid for the Shares and (ii) any Tax-Related Items withheld from or paid by you in connection with the vesting, exercise and/or issuance of the share award), in each case without regard to whether such award was granted or issued under a share plan of the Company, a predecessor to the Company or a company acquired by the Company or outside a share plan; provided, however, that such award was granted or such gain was received within the three years prior to the Date of Grant; and provided, further, that no share award granted prior to January 29, 2009 shall be subject to the terms of the Compensation Recovery Policy. A copy of the current version of the Compensation Recovery Policy is attached to this Agreement as Exhibit B.

(b) Other Required Recoupments. Without derogating from the terms of Section 16(a) hereof, as an additional condition of receiving the Award, you agree that the Award and any benefits or proceeds you may receive hereunder shall be subject to forfeiture and/or repayment to the Company to the extent required (i) under the terms of any other recoupment or “clawback” policy adopted by the Company, as may be amended from time to time (and such requirements shall be deemed incorporated into this Agreement without your consent), or (ii) to comply with any requirements imposed under applicable laws and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, including, without limitation, pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Further, if you receive any amount in excess of what you should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or administrative error), all as determined by the Committee, then you shall be required to promptly repay any such excess amount to the Company.

(c) Execution of Recoupment. You hereby irrevocably appoint the Company as your true and lawful attorney for the purpose of undertaking all actions and executing all deeds and documentation that may be required to be executed to enforce the recovery of compensation pursuant to the Compensation Recovery Policy under Section 19(a) hereof or pursuant to any other required recoupment under Section 19(b)

20. Amendments. The Committee at any time, and from time to time, may amend the terms of the Award; provided, however, that the rights under any Award shall not be materially impaired by any such amendment unless (a) the Company requests your consent and (b) you consent in writing.

21. Language. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

22. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

23. Acknowledgements. By indicating acceptance of the Award through the Company’s online acceptance procedure, you acknowledge that: (a) you have received, and understand and agree to the terms of, this Agreement and the Plan (including any exhibits to each document), (b) you accept the Award on the terms and conditions set forth in this Agreement and the Plan (including any exhibits to each document), and (c) this Agreement and the Plan (including any exhibits to each document) set forth the entire understanding between you and the Company regarding the rights to acquire the Shares subject to this Award and supersede all prior oral and written agreements with respect thereto.